EXHIBIT 5.1

[GOTTBETTER & PARTNERS, LLP, LETTERHEAD]

November 6, 2009

To the Board of Directors
La Cortez Energy, Inc.
Calle 67 #7-35 Oficina 409
Bogotá, Colombia

Re:	La Cortez Energy, Inc.
Registration Statement on Form S-1

Gentlemen:

We are acting as counsel to La Cortez Energy, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 9,039,800 issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company and 2,067.400 shares of Common Stock to be issued upon the exercise of outstanding warrants (the “Warrant Shares”).

You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Shares and the Warrant Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Restated Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company that provide for the issuances of the Shares and the Warrant Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials.

Based upon and subject to the foregoing, it is our opinion that (i) the Shares to be offered by the Selling Stockholders have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered by the Selling Stockholders have been duly authorized for issuance by the Company and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Gottbetter & Partners, LLP